UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report February 1, 2011 (date of earliest event reported): January 31, 2011

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code:  (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2011, Martin Midstream GP LLC, the general partner (the “General Partner”) of Martin Midstream Partners L.P. (the “Partnership”) approved and executed Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of the Partnership.  This amendment revised the definition of “Conflicts Committee” to provide that each director on the Conflicts Committee must meet the independence standards required to serve on an audit committee of a board of directors as set forth by the national securities exchange on which the Partnership’s common units are listed; provided, however, that a director with a family member who is a partner with a foreign affiliate in the international cooperative of the Partnership’s registered independent public accounting firm shall be deemed to meet such independence standards if such director meets all other independence standards of the national securities exchange and the Board of the Directors of the General Partner affirmatively determines that such family relationship will not impair such director’s independent judgment as a member of the Conflicts Committee.

Item 9.01. Exhibits.

     (d) Exhibits.

Exhibit No.	Description
3.1	Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By:         Martin Midstream GP LLC,
   Its General Partner

Date:  February 1, 2011                                                        By:      /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., dated January 31, 2011.